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                                                                  EXHIBIT - 99.2


                          PURCHASE AND SALE AGREEMENT


     THIS AGREEMENT is made as of the 18th day of September, 1998 by and between COASTLAND CENTER JOINT VENTURE, an Illinois general partnership (hereinafter called "Seller"), and COASTLAND CENTER, L.P., a Delaware limited partnership ("Purchaser").

                              W I T N E S S E T H:


     WHEREAS, Seller owns the shopping center known as Coastland Center in Naples, Florida (excluding the land and improvements owned by Burdines, Dillards and Sears), containing approximately 39 acres of land and 460,000 square feet of improvements; and

     WHEREAS, Seller desires to sell its interest in such property and Purchaser desires to purchase such interest from Seller on the terms and conditions set forth below;

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, it is hereby agreed:

     SECTION 1. DEFINITIONS. Wherever used in this Agreement, the words and phrases set forth below shall have the meanings set forth below or in an Exhibit to this Agreement to which reference is made, unless the context clearly requires otherwise.

     A. "Books and Records" shall mean all records, books of account and papers of Seller relating to the construction, ownership and operations of the Project, including without limitation, architect's drawings, blue prints and as-built plans, maintenance logs, copies of warranties and guaranties, licenses and permits, instruction books, financial statements, paper and electronic media copies of data and other information relating to the Project available from personal computers, structural, mechanical, geotechnical or other engineering studies, soil test reports, environmental reports, underground storage tank reports, ADA surveys or reports, OSHA asbestos surveys, mall documents and compilations, originals and/or copies of Tenant Leases, the REA's and the Service Contracts and correspondence related thereto.

     B. "Closing" means the closing at which Seller conveys title to the Project to Purchaser and Purchaser pays Seller the purchase price described in Section 2 herein below.

     C. "Closing Date" means September 18, 1998, or such other date as shall otherwise be agreed upon by the parties for the Closing.

     D. "Hazardous Materials" shall mean any substance, material, waste, gas or particulate matter which (i) is now, or



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at any future time may be, regulated by the United States Government, the State of Florida, any other state with jurisdiction, or any local governmental authority, or (ii) the exposure to, or manufacture, possession, presence, use generation, storage, transportation, treatment, release, disposal, abatement, cleanup, removal, remediation or handling of is prohibited, controlled or regulated by any environmental law, or (iii) requires investigation or remediation under any environmental law or common law, or (iv) is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous.

     E. "Improvements" means all buildings, structures, fixtures and other improvements now or hereafter located or erected on the Land (other than any trade fixtures owned by tenants).

     F. "Land" means the real property described on Exhibit A, including all adjacent roadways, rights-of-way and alleys to the extent Seller has an interest therein, all oil, gas and other mineral rights and all easements and other rights appurtenant to such real property.

     G. "Losses" shall mean with respect to any obligation to indemnify Seller, the Indemnified Seller Persons, Purchaser or the Indemnified Purchaser Persons, any and all claims, actions, suits, demands, losses, damages, liabilities, obligations, judgments, settlements, awards, penalties, costs or expenses, including, without limitation, reasonable attorneys' fees and expenses.

     H. "Permitted Exceptions" means non-delinquent real property taxes on the Project and any other title exceptions set forth on the Title Commitment (defined below) which are not objected to by Purchaser within the time period set forth in Paragraph 6(1) below.

     I. "Personal Property" means all tangible and intangible personal property now or hereafter owned by the Seller and located at and used in connection with the operation of the Project, including, without limitation,
(i) all building and construction materials, equipment, appliances and machinery owned by Seller and used in connection with the operation of the Project, (ii) all permits, licenses, certificates and approvals issued in connection with the Project, (iii) Seller's rights to use the name of the Project, (iv) inventories, consumables, desktop computers and peripheral equipment (excluding laptop computers), and data contained in hard drives and diskettes (excluding budgets, appraisals, market studies and other confidential information), (v) logos, trademarks, tradenames and copyrights (excluding the name "LaSalle" or "LaSalle Partners"), and (vi) copies of the Books and Records.




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     J. "Project" means the Land, the Improvements and the Personal Property, the rights and interests of Seller under the Leases, the rights and interests of Seller under the REA's and the rights and interests of Seller under the Service Contracts.

     K. "Project Agreement(s)" means, collectively, the Tenant Leases, the Service Contracts and the Permitted Exceptions.

     L. "REA's" shall mean the reciprocal easement agreements affecting the Project as set forth in Exhibit B.

     M. "Survey" shall mean an Urban ALTA/ACSM Land Title Survey of the Project by a surveyor licensed or registered in the State where the Land is located, made in compliance with and meeting the accuracy standards under the "Minimum Standard Detail Requirements for ALTA/ACSM Land Surveys" jointly established by the American Land Title Association and American Congress on Surveying and Mapping then in effect and containing Table A Optional Survey Responsibilities and Specifications 1, 2, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 10, 11 and 13;
shall show the boundaries of each of the Land parcels; shall disclose whether or not the Land comprises a single parcel of land with no strips, gores or gaps within its boundaries; shall disclose any encroachments of any Improvements located primarily on the Land onto adjoining premises and public ways (and whether or not a valid easement for the benefit of the Project exists and is in place with respect to each such encroachment) or onto or over setback or building lines located on the Land or of improvements located primarily on adjoining premises onto any portion of the Land (and whether or not a valid easement for the benefit of the adjoining premises shall exist and be in place with respect to each such encroachment); shall locate all easements created by recorded instruments (to the extent plottable) or visible on the Land and shall disclose any encroachment by any of the Improvements, or any other structures located on the Land, in violation of any such easements; shall contain a legal description of the Land; shall show the location of any adjacent public streets, disclosing access, if any, to the Land therefrom; shall show building line(s) and side yard line(s), if any; shall show the configuration and number of parking spaces on the Land; shall show the area of the Land; shall state whether the Land is located in an area designated by HUD as having special flood risks; and shall contain a certificate of the surveyor attesting to the accuracy of the Survey and its conformity to the requirements of the aforesaid Minimum Standard Detail Requirements, which certificate shall be directed to Seller, Purchaser and the Title Company, and to such other persons having an interest in the Project which Purchaser may designate.

     N. "Title Commitment" shall mean a commitment for title insurance issued by the Title Company to Purchaser providing for the issuance at the Closing to Purchaser of the Title Policy, which commitment must disclose Seller as the owner of fee simple interest in the Project and shall disclose and shall have




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attached to it (or there shall be delivered by Seller to Purchaser) copies of all documents underlying all exceptions to title and all encumbrances on and other matters of record affecting the Project, and which commitment shall include forms of all endorsements to be a part of the Title Policy.

     O. "Title Policy" shall mean an ALTA Form B-1970 Owner's Policy of Title Insurance issued by Title Company, dated the date and time of Closing and with policy coverage in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee title to the Project, subject only to the Permitted Exceptions, and affirmatively insuring as a part of Schedule A to such Title Policy Purchaser's rights under the REA's or other appurtenant easements that benefit the Real Property and containing the following endorsements: an extended coverage endorsement over the general exceptions contained in the policy, a contiguity endorsement and a survey endorsement.

     P. "Title Company" means Tamiami Title, Inc., as agent for Chicago Title Insurance Company.

     SECTION 2.  EARNEST MONEY; AGREEMENT TO SELL AND PURCHASE.

     A. Earnest Money. Within two (2) business days after the date hereof, Purchaser shall deposit $1,145,000 with the Title Company (which, together with any interest earned thereon, is herein referred to as the "Earnest Money"); and, if Purchaser fails to deposit the Earnest Money by such date, this Agreement shall be deemed null and void. The Earnest Money shall be held by the Title Company in accordance with the terms hereof and invested in an account reasonably approved by Purchaser and Seller (and each reference to the Earnest Money shall be deemed to include all interest earned thereon). If this Agreement is terminated due to Purchaser's default hereunder, the Earnest Money shall be paid to Seller as liquidated damages and as Seller's sole and exclusive remedy. If the Closing occurs hereunder, the Earnest Money shall be paid to Seller and credited against the Purchase Price. If the Closing does not occur hereunder for any reason other than Purchaser's default hereunder, the Earnest Money shall be refunded to Purchaser.

     B. Purchase and Sale. On the Closing Date Seller shall convey the Project to Purchaser on the terms and conditions set forth herein. On the Closing Date the Purchaser shall accept title to the Project from Seller on the terms and conditions set forth herein and shall pay to the Seller the purchase price ("Purchase Price") of ONE HUNDRED FOURTEEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($114,500,000), subject to prorations as set forth below, by wire transfer of immediately available funds.

     SECTION 3. REPRESENTATIONS AND WARRANTIES BY SELLER. Seller hereby represents and warrants to, and covenants and



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agrees with, Purchaser as of the date hereof and as of the Closing as follows
(all of which representations and warranties shall be deemed automatically remade as of the Closing):

     A. Due Organization. Seller is a general partnership duly organized and validly existing under the laws of the State of Illinois; Seller has full power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

     B. Power. This Agreement and all other agreements, instruments and documents required to be executed or delivered by Seller pursuant hereto have been or (if and when executed) will be duly executed and delivered by Seller, and are or will be legal, valid and binding obligations of Seller. No consents and permissions are required to be obtained by Seller for the execution and performance of this Agreement and the other documents to be executed by Seller hereunder. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which the Seller is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over the Seller or the Project.

     C. No Proceedings. Except as set forth in Exhibit C, there is not now pending or, to Seller's actual knowledge, threatened, any action, suit or proceeding before any court or governmental agency or body against the Seller or the Project. Without limiting the generality of the foregoing, Seller has not received any written notices from any governmental entities of violations or alleged violations of any laws, rules, regulations or codes, including building codes, with respect to the Project which have not been corrected to the satisfaction of the governmental agency issuing such notices.

     D. Eminent Domain. There are no pending, or to Seller's actual knowledge, threatened condemnation, eminent domain or similar proceedings relating to the Project or any portion thereof or any interest or estate therein.

     E. Zoning; Taxes. There are no pending or, to Seller's actual knowledge, threatened zoning changes or variances with respect to the Project; nor has Seller initiated any request or application for a zoning change or variance with respect to the Project. There are no pending or, to Seller's actual knowledge, threatened reassessments or special tax assessments against the Project except for normal reassessments applicable generally to properties in the area of the Project. No application or proceeding is pending with respect to a reduction or increase of real estate taxes for the Project nor is any challenge pending with respect to the assessed valuation of the Project.



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     F. Service Contracts.  Attached hereto as Exhibit D is a list of all contracts or agreements to which Seller or Seller's property manager is a party for the providing of services to or management of the Project (which contracts and agreements, together with the contracts and agreements entered into with respect to the Project after the date hereof with the consent of Purchaser pursuant to Section 6 below, are herein referred to collectively as the "Service Contracts"). To Seller's actual knowledge, all of the Service Contracts are in full force and effect and free from material default, and Seller has received no written notice of material default under the Service Contracts from the other parties thereto.

     G. Tenant Leases. Attached hereto as Exhibit E is a list of all outstanding leases, licenses, concession agreements or other agreements pursuant to which any person or entity occupies, or has the right to occupy, space in the Project, setting forth the date thereof and of each modification, the names of the parties thereto and the name of any assignee (which leases, licenses, concession agreements, other agreements and other documents, together with the lease documents entered into with respect to the Project after the date hereof with the consent of Purchaser pursuant to Section 6 below, are herein referred to collectively as the "Tenant Leases"). There are no leases or other rights of occupancy or use of any portion of the Project other than the Tenant Leases. To Seller's actual knowledge, each of the Tenant Leases is valid and subsisting and in full force and effect. Exhibit E sets forth the commencement date of each Tenant Lease. Except as shown on such exhibit, (a) to Seller's actual knowledge, there are no material defaults, nor any event with the giving of notice or the passage of time would become a material default, under any of the Tenant Leases by either Seller or any tenant thereunder and the Tenant Leases are in full force and effect, (b) there are no security deposits nor any rights to refunds of rents previously paid under the Tenant Leases except for year-end reconciliations of operating expenses and real estate taxes for the year in which the Closing occurs, (c) there are no brokerage commissions or fees due now or payable in the future in connection with the Tenant Leases, (d) as of the Closing Date, no rents due under, or any other interest in, any of the Tenant Leases will be assigned to any party other than Purchaser, or otherwise pledged or encumbered in any way by Seller, (e) to Seller's actual knowledge, no tenant is currently entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any rents or other charges paid, payable or to become payable by such tenant, (f) to Seller's actual knowledge, no tenant has exercised any right to cancel its Tenant Lease or to be relieved of its operating covenants thereunder, (g) to Seller's actual knowledge, all of the improvements to be constructed by the landlord under each of the Tenant Leases, or as required under any collateral agreement, plans or specifications related to the Tenant Leases, have been




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fully completed and paid for except for Morrison's and Ruby Tuesday.

     H. Labor Contracts. Seller has no employees working at the Project. All persons working on behalf of Seller at the Project are employees of Seller's managing agent for the Project, and Purchaser will be under no obligation to use or hire such employees for the Project after Closing.

     I. The REA's. The REA's constitute the only reciprocal easement agreements or operating agreements encumbering the Project. A true and complete copy of the REA's have heretofore been furnished to Purchaser, together with each written modification thereof and supplement thereto. The REA's constitute the entire agreement between Seller and the other parties thereto (the "REA Parties") with respect to the Project, and Seller has not made any oral promises or agreements amending or modifying the REA's. To the Seller's knowledge, the REA's are valid and in full force and effect, and no payments or deposits are held by Seller or Seller's agent, except any prepayments for the current month. As of the Closing Date, no payments due under, or any other interest in, the REA's will be assigned to any party other than Purchaser, or otherwise pledged or encumbered in any way by Seller. Except as set forth on Exhibit B, to Seller's actual knowledge none of the REA Parties has made any claim, whether or not in writing (A) that Seller is in material default in performing any of its obligations under any of the REA's which has not heretofore been cured, (B) that any condition exists which with the passage of time or giving of notice, or both, would constitute any such material default, (C) that such REA Party is entitled to any reduction in, refund of, or counterclaim or offset against, or is otherwise disputing, any charges paid, payable or to become payable by such REA Party, (D) that such REA Party has exercised any right to cancel its REA or to be relieved of its operating covenants thereunder, or (E) that there is a material violation of any of the covenants, conditions or restrictions contained in such REA. With the exception of delinquencies in the payment of charges under the REA's which are set forth on Exhibit B, to Seller's actual knowledge, no material default exists under the REA's. To Seller's actual knowledge, all of the improvements to be constructed by the developer or owner under the REA's, or as required under any collateral agreement, plans or specifications related to the REA's, have been fully completed and paid for. Seller has not granted any rights, options or rights of first refusal of any kind to the REA Parties to purchase or otherwise acquire the Project or any part thereof or interest therein, except as set forth in the REA's.

     J. Promotional Association. A promotional association has been established with respect to the Project (the "Promotional Association"). Seller has made all contributions required to be made by Seller to the Promotional Association prior to the date hereof.




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     K. Brokerage Agreements.  To Seller's actual knowledge, there are no lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Project.

     L. Limitations on Representations and Warranties. As used herein, the term "Seller's actual knowledge" means the actual knowledge of Sanford M. Villesvik, the asset manager for the Project, and Sandra Cantrell, the general manager for the Project, and such persons shall not be obligated to perform any due diligence investigations or have any personal liability in connection with making any representations or warranties herein. In no event shall such persons be deemed to have knowledge of the contents of any documents in Seller's files unless they were actually aware of such contents at the time in question. All representations and warranties of Seller in this Agreement shall terminate one
(1) year after the Closing and Seller shall have no liability thereafter with respect to such representations and warranties except to the extent Purchaser has given Seller written notice of a breach of the representations and warranties during such one (1) year period and files a lawsuit with respect thereto within sixty (60) days after the expiration of such one (1) year period. If Purchaser has actual knowledge (as defined in Paragraph 4(E) below) at Closing that any of the Seller's representations or warranties in this Agreement are not true as of the Closing and Purchaser elects nonetheless to close, Purchaser shall be deemed to have waived any claim for breach of such representation or warranty. In addition, Seller shall be relieved of any liability for the representations and warranties (a) contained in Paragraph 3(G) with respect to any Tenant Lease to the extent Purchaser has received an estoppel certificate covering the matters set forth in Paragraph 3(G) from the party who is the tenant under such Tenant Lease and (b) contained in Paragraph 3(I) with respect to any REA to the extent Purchaser has received an estoppel certificate covering the matters set forth in Paragraph 3(I) from the other person or entity which is a party to such REA; provided, however, Seller shall not be relieved of any liability for the representations and warranties set forth in Paragraphs 3(G) and 3(I) as a result of the receipt by Purchaser of estoppel certificates after Closing unless such estoppel certificates confirm such representations and warranties. Seller shall have no liability for the breach of any representations or warranties set forth in this Agreement except to the extent the loss suffered by Purchaser as a result of such breaches exceeds $100,000 in the aggregate and upon reaching such threshold the liability of Seller hereunder shall be with respect to the entire claim from the first dollar, and in no event shall Seller's liability for breaches of the representations and warranties set forth in Paragraphs 3(C) through 3(K) of this Agreement exceed $7,500,000 in the aggregate.

     M. Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT



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MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS,
WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROJECT, INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (B) THE INCOME TO BE DERIVED FROM THE PROJECT, (C) THE SUITABILITY OF THE PROJECT FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER OR ANY TENANT MAY CONDUCT THEREON, (D) THE COMPLIANCE OF OR BY THE PROJECT OR ITS OPERATION WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROJECT,
(F) THE MANNER OR QUALITY OF THE CONSTRUCTION OR MATERIALS, IF ANY, INCORPORATED INTO THE PROJECT, (G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROJECT, OR (H) COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, INCLUDING THE EXISTENCE IN OR ON THE PROPERTY OF HAZARDOUS MATERIALS OR (I) ANY OTHER MATTER WITH RESPECT TO THE PROJECT. ADDITIONALLY, NO PERSON ACTING ON BEHALF OF SELLER IS AUTHORIZED TO MAKE, AND BY EXECUTION HEREOF PURCHASER ACKNOWLEDGES THAT NO PERSON HAS MADE, ANY REPRESENTATION, AGREEMENT, STATEMENT, WARRANTY, GUARANTY OR PROMISE REGARDING THE PROJECT OR THE TRANSACTION CONTEMPLATED HEREIN EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; AND NO SUCH REPRESENTATION, WARRANTY, AGREEMENT, GUARANTY, STATEMENT OR PROMISE IF ANY, MADE BY ANY PERSON ACTING ON BEHALF OF SELLER SHALL BE VALID OR BINDING UPON SELLER UNLESS EXPRESSLY SET FORTH IN THIS AGREEMENT. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROJECT, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, AND AGREES TO ACCEPT THE PROJECT AT THE CLOSING AND WAIVE ALL OBJECTIONS OR CLAIMS AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING FROM OR RELATED TO THE PROPERTY OR TO ANY HAZARDOUS MATERIALS ON THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT; PROVIDED, HOWEVER, PURCHASER SHALL NOT BE DEEMED TO HAVE WAIVED ANY CLAIMS IT MIGHT HAVE AGAINST SELLER (INCLUDING, BUT NOT LIMITED TO, ANY RIGHT OR CLAIM OF CONTRIBUTION) ARISING UNDER APPLICABLE LAWS WITH RESPECT TO HAZARDOUS MATERIALS TO THE EXTENT SUCH CLAIMS ARE BASED ON OBLIGATIONS TO UNAFFILIATED THIRD PARTIES. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT ANY INFORMATION PROVIDED OR TO BE PROVIDED WITH RESPECT TO THE PROJECT WAS OBTAINED FROM A VARIETY OF SOURCES AND THAT SELLER HAS NOT MADE ANY INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION AND MAKES NO REPRESENTATIONS AS TO THE ACCURACY, TRUTHFULNESS OR COMPLETENESS OF SUCH INFORMATION EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT. SELLER IS NOT LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN STATEMENT, REPRESENTATION OR INFORMATION PERTAINING TO THE PROJECT, OR THE OPERATION THEREOF, FURNISHED BY ANY REAL ESTATE BROKER, CONTRACTOR, AGENT, EMPLOYEE, SERVANT OR




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OTHER PERSON.  EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, PURCHASER
FURTHER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROJECT AS PROVIDED FOR HEREIN IS MADE ON AN "AS IS" CONDITION AND BASIS WITH ALL FAULTS. IT IS UNDERSTOOD AND AGREED THAT THE PURCHASE PRICE HAS BEEN ADJUSTED BY PRIOR NEGOTIATION TO REFLECT THAT ALL OF THE PROJECT IS SOLD BY SELLER AND PURCHASED BY PURCHASER SUBJECT TO THE FOREGOING. WITHOUT LIMITING THE FOREGOING, PURCHASER ACKNOWLEDGES THAT THE DRI FOR THE PROJECT MAY REQUIRE THE CONSTRUCTION OF AN ADDITIONAL PARKING DECK AND THAT THE EXISTING PARKING DECKS MAY NEED RESURFACING.

     SECTION 4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to, and covenants and agrees with, Seller as of the date hereof and as of the Closing as follows (all of which representations shall be deemed automatically remade as of the Closing):

     A. Due Organization. Purchaser is a limited partnership organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser has full limited partnership power and authority, and is duly authorized, to execute, enter into, deliver and perform this Agreement and its obligations hereunder.

     B. Power. This Agreement and, as of the Closing Date, all other agreements, instruments and documents required to be executed or delivered by Purchaser pursuant hereto have been or will be duly executed and delivered by Purchaser, and are or will be legal, valid and binding obligations of Purchaser. No consents and permissions are required to be obtained by Purchaser for the execution and performance of this Agreement and the other documents to be executed by Purchaser hereunder. The consummation of the transactions contemplated herein and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or document to which Purchaser is a party or by which it is bound, or any order, rule or regulation of any court or of any federal or state regulatory body or any administrative agency or any other governmental body having jurisdiction over Purchaser. Notwithstanding the foregoing, in order for this Agreement to be legally binding on Purchaser, Purchaser must receive the consent of the Board of Directors of General Growth Properties, Inc. If Purchaser does not receive such consent by the Due Diligence Deadline, Purchaser shall notify Seller by the Due Diligence Deadline, in which case this Agreement shall be null and void and the Earnest Money shall be returned to Purchaser. If Purchaser does not notify Seller by the Due Diligence Deadline that it has not received such consent, Purchaser shall be deemed to have obtained such consent, and such consent shall no longer be a condition to Purchaser's obligations under this Agreement.



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     C. No Proceedings.  There is not now pending or, to Purchaser's actual knowledge, threatened any action, suit or proceeding before any court or governmental agency or body which, if adversely determined, might materially and adversely affect Purchaser's ability to perform its obligations hereunder.

     D. ERISA. Purchaser is not and is not acting on behalf of an "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), a "plan" within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. Section 2510.3-101 of any such employee benefit plan or plans.

     E. Limitations on Representations and Warranties. As used herein, the term "Purchaser's actual knowledge" means the actual knowledge of Joel Bayer, and such person shall not be obligated to perform any due diligence investigations or have any personal liability in connection with making any representations or warranties herein. All representations and warranties of Purchaser in this Agreement shall terminate one (1) year after the Closing and Purchaser shall have no liability thereafter with respect to such representations and warranties except to the extent Seller has given Purchaser written notice of a breach of the representations and warranties during such one (1) year period and files a lawsuit with respect thereto within sixty (60) days after the expiration of such one (1) year period. If Seller has actual knowledge (as defined in Paragraph 3(L) above) at Closing that any of the Purchaser's representations or warranties in this Agreement are not true as of the Closing and Seller elects nonetheless to close, Seller shall be deemed to have waived any claim for breach of such representation or warranty. Purchaser shall have no liability for the breach of any representations or warranties set forth in this Agreement except to the extent the loss suffered by Seller as a result of such breaches exceeds $100,000 in the aggregate and upon reaching such threshold the liability of Purchaser hereunder shall be with respect to the entire claim from the first dollar.

     SECTION 5. OPERATION OF THE PROJECT PRIOR TO CLOSING. The Seller shall do all of the following, from and after the date hereof through and including the Closing Date:

           (a) operate and maintain the Project in the same manner as it is currently being operated and shall, subject to damage, destruction or loss to the Project in which event Purchaser shall have the rights set forth in
      Section 6(3), cause the Project to be, on the Closing Date, in the same condition as exists as of the date of this Agreement (normal wear and tear excepted);

           (b) maintain, or cause to be maintained, all existing insurance carried by Seller on the Improvements;

           (c) without the prior written consent of Purchaser, which, until the Due Diligence Deadline (as hereinafter defined), shall not be unreasonably withheld or delayed, and from the Due Diligence Deadline through the Closing Date may be withheld in Purchaser's sole discretion, not enter into any agreements affecting the Project, including any tenant leases, reciprocal easement agreements, easements or contracts which would be binding on Purchaser after Closing, nor enter into any amendments, modifications, extensions, or terminations to any agreements affecting the Project, including any tenant leases, reciprocal easement agreements, easements or contracts which would be binding on the Purchaser after Closing. Seller shall provide written notice of any such agreement, tenant lease, reciprocal easement agreement or contract, or amendment, modification, extension or termination thereof, together with the name of the party thereto, the financial terms thereof, including rent, rent abatements, construction allowances, tenant inducements and credits and the amount of any commission due, and such other information as may be reasonably requested by Purchaser. Purchaser shall be deemed to have given its consent to any agreement or amendment if Purchaser does not notify Seller of its disapproval within five (5) days after receipt of the proposed agreement or amendment and the foregoing information;

           (d) without the prior written consent of the Purchaser (except in the case of emergencies), which consent may be withheld in Purchaser's sole discretion, not make, or obligate itself to make, any material alterations or modifications to the Project; and

           (e) not sell, transfer, exchange, further encumber or grant interests (including easements) in the Project or any part thereof or engage in negotiations or discussions with, or otherwise solicit or assist, any third party relating to the acquisition by such third party of the Project or the equity interests in Seller.

     SECTION 6. CONDITIONS TO CLOSING. In addition to the conditions provided in other provisions of this Agreement, the parties' obligations to perform their undertakings provided in this Agreement, are each conditioned on the fulfillment of each of the following which is a condition to such party's obligation to perform hereunder (subject to such party's waiver in strict accordance with Section 8 below):

           (1) Seller shall order and cause to be delivered to Purchaser each of the following as soon as reasonably possible: (i) the Survey, (ii) the Title Commitment, and (iii) copies of all title exceptions described therein. Purchaser shall have ten (10) days after receipt of the last of the foregoing items to disapprove any matters shown on the Survey or Title Commitment; and any matters shown on the Survey or Title Commitment which are not objected to by Purchaser by such date shall be deemed "Permitted Exceptions". If Purchaser disapproves any such matters as set forth above, Seller shall have five (5) days in which to elect by written notice to Purchaser in its sole discretion to correct or cause to be insured over on or prior to Closing any matters which the Purchaser has disapproved; provided, however, Seller shall cause (a) the first mortgage on the Project in favor of PNC Bank to be discharged in any event on or before the Closing (b) any other monetary liens of a fixed and ascertainable amount up to $250,000 in the aggregate to be discharged or
      insured over on or prior to Closing.   If Seller does not elect to correct
      or have insured over such matters, Purchaser shall have five (5) business days after receipt of Seller's election in which to elect either to waive its objection to such matters in which case such matters shall be deemed Permitted Exceptions or terminate this Agreement and obtain a refund of the Earnest Money; and Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser does not notify Seller of its election within such five (5) business day period. Notwithstanding anything to the contrary contained in this Agreement, Seller shall be required to remove or cure any voluntary exception or encumbrance which was created or permitted by Seller. If any defects or exceptions that Seller has elected to remove or cure (or deemed to have elected to, or required to, remove or cure) have not been removed at least five (5) days prior to Closing, or provision for their removal or cure by Closing has not been made to Purchaser's satisfaction, Purchaser may elect, in its sole discretion: (a) subject to satisfaction of the other conditions to Closing, to close the purchase of the Project, cure or remove the defects or exceptions that have not been cured or removed by Seller, and deduct from the Purchase Price all costs incurred by Purchaser in connection with its cure or removal of any defect or exception that Seller was obligated to cure or remove; or (b) to terminate this Agreement, in which event the Earnest Money shall be immediately returned to Purchaser. As a condition to Purchaser's obligation to perform its obligations under the terms of this Agreement, and provided Purchaser has satisfied all obligations of Purchaser in the Title Commitment, the Title Company shall have issued, or irrevocably committed in writing to issue, the Title Policy. Notwithstanding anything to the contrary contained in this Agreement, the Closing Date shall be extended up to a maximum of thirty (30) days to accommodate any timing or dates required under this paragraph.

           (2) As a condition to each party's obligation to perform hereunder, the due performance by the other of all undertakings and agreements to be performed by the other hereunder and the truth of each representation and warranty as set forth herein made pursuant to this Agreement by the other at the Closing Date; provided, however, if either party cannot remake any of its representations and warranties as of Closing through no fault of its own, the other party's sole remedies shall either be to terminate this Agreement or waive the condition that such representation or warranty be remade as of Closing.

           (3) As a condition to Purchaser's obligation to perform hereunder (and not as a default), that there shall not have occurred between the date hereof and the Closing Date, inclusive, destruction of or damage or loss to the Project (whether or not covered by insurance proceeds) from any cause whatsoever the cost of which to repair exceeds $1,000,000 in the aggregate; provided, however, that in the event of such destruction or damage, Purchaser may elect to proceed with the Closing in which case Seller shall assign to Purchaser any claims for proceeds from the insurance policies covering such destruction or damage and Purchaser shall receive as a credit against the Purchase Price the amount of any deductible under such insurance policies. If the cost of repairing the destruction, damage or loss is less than $1,000,000 in the aggregate, the parties shall proceed with the Closing as provided herein and the cost of repair shall be deducted from the Purchase Price.

           (4) As a condition to Purchaser's obligation to proceed with Closing (and not as a default), Purchaser shall be satisfied in its sole and absolute discretion with all aspects of the Property; provided, however, if Purchaser does not notify Seller by August 13, 1998 (the "Due Diligence Deadline") that it is not so satisfied, this condition shall be deemed waived by Purchaser. Purchaser's notice shall be conclusive evidence that it is dissatisfied with the Property and thereupon this Agreement shall terminate and the Earnest Money shall be returned to Purchaser.

           (5) As a condition to Purchaser's obligation to perform hereunder (and not as a default), that there shall not have occurred at any time or times on or before the Closing Date any taking or threatened taking of the Project or any part thereof or any interest or estate therein by condemnation, eminent domain or similar proceedings; provided, however, Purchaser may elect to waive such condition in which case Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to any proceeds resulting from any such proceeding.

           (6) Seller covenants and agrees, and it shall be a condition to Purchaser's obligation to perform its undertakings hereunder, that from and after the date hereof, at all reasonable times, Purchaser (and its agents) shall be permitted access to the Project and all books, records and reports relating to the Tenant Leases, the REA's and the Service Contracts and the physical condition and historical financial statements for the Project for the purpose of inspecting same, and Purchaser (and its agents) shall have the right to photocopy any and all such books, records and information. All such access shall be at reasonable times and upon reasonable prior notice to Seller, and Seller shall have the right to have a representative present at all such times. All information relating to the Project made available to Purchaser shall be treated as confidential and not disclosed to any other parties prior to the Closing; provided, however, Purchaser may disclose such information to its advisors and lenders for the Project provided such parties agree to keep such information confidential and not disclose it to any other parties, provided, further, that Purchaser may make such disclosures as are required pursuant to any law, rule, regulation or ordinance or pursuant to the order of any court or governmental authority. Purchaser (and its agents) shall also have the right to meet with tenants or REA Parties in the Project to discuss any matters relating to their occupancy in the Project, provided, however, Seller shall have the right to have a representative in attendance at all such meetings. Any entry by Purchaser and its agents on the Project shall be upon reasonable prior notice to Seller, and Purchaser will indemnify and hold Seller harmless against any and all injuries, claims, losses, damages and expenses directly and proximately arising out of its negligence in the performance of any such entry, inspection or other activities. Prior to any access to the Project, and upon written request from Seller, Purchaser shall provide Seller with certificates of insurance in form reasonably satisfactory to Seller, evidencing that Purchaser has liability insurance in an amount not less than $5,000,000, which insurance shall name Seller as an additional insured. Purchaser shall not perform any intrusive testing on the Project without the Seller's prior written consent, which shall not be unreasonably withheld; and Purchaser shall repair any damage it causes to the Project and restore the Project to its original condition.

           (7) As a condition to Purchaser's obligation to perform its obligations hereunder, Seller shall have delivered the required Tenant Estoppel Certificates and the REA Estoppel Certificates.

           (8) As a condition to Purchaser's obligation to perform its obligations hereunder, at Closing Seller shall deliver to Purchaser the written consent to the assignment to Purchaser of the Service Contracts which Seller has agreed in writing prior to the Due Diligence Deadline to obtain (such consents are hereinafter referred to as the "Service Contract Party Consents").

           (9) As a condition to Purchaser's obligation to perform its obligations hereunder, at Closing, there shall be no litigation, including any arbitration, investigation or other proceeding, pending by or before any court, arbitrator or governmental or regulatory official, body or authority nor any decree, order or injunction issued by any such court, arbitrator or governmental or regulatory official, body or authority and remaining in effect which does or is likely to prevent or hinder the performance of Seller's obligations hereunder or materially adversely affect the Project or the business of Seller.


     SECTION 7.  CLOSING.


           A. Time. The Closing hereunder shall occur on the Closing Date through an escrow with the Title Company at the offices of Seller's attorneys.

           B. Actions. At the Closing, subject to the satisfaction of all of the conditions contained in this Agreement, Seller shall convey the Project to Purchaser; and Purchaser shall pay to Seller the Purchase Price, plus or minus prorations as set forth herein. The Closing shall occur through an escrow in form and substance reasonably acceptable to Seller and Purchaser, the cost of which shall be paid by Seller. Purchaser shall receive full possession of the Project at Closing, subject only to the Tenant Leases and Permitted Exceptions.

     C.   Deliveries.

           (1) At the Closing, Purchaser shall receive all of the following, in form and substance reasonably satisfactory to Purchaser (it being agreed by Purchaser that the documents attached hereto as exhibits are satisfactory in form to Purchaser):

                 (a) a deed in the form attached hereto as Exhibit F executed by the Seller;

                 (b) a bill of sale and assignment for the Personal Property in the form of Exhibit G, executed by Seller;

                 (c) an assignment of the Service Contracts, in the form of Exhibit H attached hereto (the "Assignment of Service Contracts"), executed by Seller, assigning to Purchaser the Service Contracts;

                 (d) an assignment of the Tenant Leases, in the form of Exhibit I hereto (the "Assignment of Tenant Leases"), executed by Seller, together with an assignment of Tenant Leases in recordable form and otherwise in the form of Exhibit I with respect to those Tenant leases which have been recorded or for which a memorandum thereof has been recorded;

                 (e) an assignment in recordable form of the REA's, in the form of Exhibit J hereto (the "Assignment of the REA's"), executed by Seller;

                 (f) written acknowledgments (the "Tenant Estoppel
             Certificates") from tenants leasing at least 80% of the rentable square feet in the Project which is occupied by tenants other than JC Penny, without material deviation from either the form of Exhibit K attached hereto or the form required under their leases, dated as of a date not more than sixty (60) days prior to Closing;

                 (g) a written acknowledgment (the "Penney Estoppel
             Certificate") from JC Penney, without material deviation from either the form of Exhibit L attached hereto or the form required under the JC Penney lease, dated as of a date not more than sixty
             (60) days prior to Closing;

                 (h) written acknowledgments (the "REA Estoppel Certificates")
             from Burdines, Dillard's and Sears, without material deviation from the form of Exhibit M attached hereto, dated as of a date not more than sixty (60) days prior to Closing;

                 (i) notices to each of the tenants under the Tenant Leases, notifying them of the sale of the Project and directing them to pay all future rent as Purchaser may direct and notices to each of the REA Parties notifying them of the sale of the Project and directing them to pay all future charges as Purchaser may direct;

                 (j) a closing statement setting forth all prorations and
             credits required hereunder;

                 (k) an affidavit from Seller that it is not a "foreign person"
             or subject to withholding requirements under the Foreign Investment in Real Property Tax Act of 1980, as amended;

                 (l) the original of all Project Agreements and copies of the
             Books and Records to the extent they are in the possession of Seller or its agents;

                 (m) all keys and combinations to locks located at the Project;

                 (n) all soil reports, engineering studies, consultant reports, plans and specifications and books and records relating to the Project which are in the possession of Seller or its managing agent;

                 (o) a termination of the existing management agreement for the
             Project, which shall include a waiver by the managing agent of all fees and commissions with respect to any leases, amendments, expansions or extensions after the Closing Date;

                 (p) such certificates as Purchaser may reasonably request as to the authorization on the part of Seller of the execution, delivery and performance of this Agreement and the authority of the persons executing and delivering this Agreement and the closing documents on behalf of Seller.

                 (q) a written certificate executed on behalf of Seller and addressed to Purchaser to the effect that all of the representations and warranties of Seller herein contained are true and correct in all material respects as of the Closing Date with the same force and effect as though remade and repeated in full on and as of the Closing Date or stating the specific respects, if any, in which any of the representations and warranties is untrue; provided, however, such certificate shall be subject to the qualifications and limitations on the representations and warranties set forth herein;

                 (r) An opinion or opinions of counsel for Seller dated as of the Closing Date, in the form of Exhibit N attached hereto and otherwise in form and substance reasonably acceptable to Purchaser;

                 (s) the Service Contract Party Consents;

                 (t) The instruments, documents or certificates as are
             customarily required by the Title Company to be executed or provided by Seller as a condition to the issuance of the Title Policy at the Closing pursuant to the Title Commitment, including, without limitation, owner's affidavits, mechanics' lien affidavits, personal undertakings and ALTA Statements;

                 (u) Any instruments, documents or certificates required to be executed by Seller with respect to any state, county or local transfer taxes applicable to the conveyance of the Project pursuant to this Agreement; and

                 (v) Such other documents, instruments or agreements which
             Seller is required to deliver to

             Purchaser pursuant to the other provisions of this Agreement or which Purchaser reasonably may deem necessary or desirable in order to consummate the transactions contemplated hereunder or to better vest in Purchaser title to the Project provided such other documents, instruments and agreements are consistent with the terms hereof.

           In the event Seller is unable to obtain the REA Estoppel Certificates, the Penney Estoppel Certificate or the Tenant Estoppel Certificates required herein without material deviation from the forms attached hereto prior to the Closing Date, Purchaser or Seller may extend the Closing Date for up to a maximum of thirty (30) days to allow more time to obtain such estoppel certificates. In the event Seller is unable to obtain such Estoppel Certificates by the Closing Date, as it may be so extended, Purchaser shall have the option as its sole and exclusive remedies of (i) terminating this Agreement or (ii) proceeding with the Closing and waiving the requirement that it receive such Estoppel Certificates.

           (2) Seller shall have received from Purchaser all of the following, in form and substance reasonably satisfactory to Seller (it being agreed by Seller that the documents attached hereto as exhibits are satisfactory in form to the Seller):

                 (a) payment of the Purchase Price, plus or minus prorations;

                 (b) copies of the Assignment of Service Contracts, the
             Assignment of Tenant Leases and the Assignment of the REA's, executed by Purchaser;

                 (c) An opinion or opinions of counsel for Purchaser, dated as of the Closing Date, in the form of Exhibit N attached hereto and otherwise in form and substance reasonably acceptable to Purchaser;

                 (d) The instruments, documents or certificates as are
             customarily required by the Title Company to be executed or provided by Purchaser as a condition to the issuance of the Title Policy at the Closing pursuant to the Title Commitment;

                 (e) Any instruments, documents or certificates required to be executed by Purchaser with respect to any state, county or local transfer taxes applicable to the conveyance of the Project pursuant to this Agreement; and

                 (f) Such other documents, instruments or agreements which
             Purchaser is required to deliver to

             Seller pursuant to the other provisions of this Agreement or which Seller reasonably may deem necessary or desirable in order to consummate the transactions contemplated hereunder provided such other documents, instruments and agreements are consistent with the terms hereof.

     D. Prorations. Subject to the other provisions of this Section, the items pertaining to the Project that are identified in this Section shall be prorated between the parties on a per diem basis (employing the actual number of calendar days in the period involved and a 365-day year) so that credits and charges with respect to such items for all days preceding the Closing Date shall be allocated to Seller, and credits and charges with respect to such items for all days including and after the Closing Date shall be allocated to Purchaser. All prorations not specifically agreed to herein shall be made in accordance with customary practice in the county in which the Project is located. This Section 7.D. shall survive the Closing to the extent provided below. The Purchase Price for the Property shall be subject to prorations and credits as follows to be determined as of 12:01 A.M. on the Closing Date, the Closing Date being a day of income and expense to Purchaser:

           1. Rents payable under Tenant Leases. Purchaser shall receive a credit at Closing for all rents collected by Seller prior to the Closing and allocable to the period from and after the Closing Date. No credit shall be given the Seller for accrued and unpaid Rent or any other non-current sums due from tenants until said sums are paid. Any portion of any rents collected subsequent to the Closing Date and properly allocable to periods prior to the Closing Date shall be paid, within thirty (30) days after receipt, to the Seller, but subject to all of the provisions of this Section hereof; and any portion thereof properly allocable to periods subsequent to the Closing Date, if any, shall be paid to Purchaser. Purchaser shall use reasonable efforts for a period of six
      (6) months after the Closing Date to collect any rent under the Tenant Leases which is past due as of the Closing and remit such collections to Seller within thirty (30) days after receipt; provided, however, Purchaser shall not be obligated to sue any tenants. Any rent collected from a tenant by Purchaser shall be applied first to any past due rents owed to Purchaser and second to any past due rents owed to Seller; and any rent collected from a tenant by Seller shall be promptly remitted to Purchaser to the extent there are any past due rents owed to Purchaser; provided, however, if Seller uses any special efforts to collect any rent, including filing a lawsuit, any collections by Seller resulting from such special efforts shall be applied first to any past due rents owed to Seller. Seller shall have the right to sue tenants for rent accrued for the period prior to Closing as long as Seller does not sue to terminate any Tenant Leases or evict any tenants.

           2. Seller shall be entitled to retain all adjustment rent or escalation payments collected under the Tenant Leases and payable for the period prior to Closing for taxes, operating expenses and HVAC charges for the Project, and Purchaser shall retain all such rent or payments payable for the period after Closing. Purchaser shall be responsible for adjusting with the tenants all such payments for the year in which the Closing occurs in accordance with the terms of the Tenant Leases. Upon any final adjustment for the year in which the Closing occurs, Seller shall remit to Purchaser for payment to the tenants any adjustment rent or escalation payments paid to Seller under the Tenant Leases in excess of the amounts due from the tenants for such taxes and expenses, and any amounts due Seller from the tenants shall be promptly remitted to Seller within thirty (30) days after collection from the tenants. Any collections of adjustment rent or escalation payments from tenants shall be applied in the same order as set forth above for base rent.

           3. Percentage rents payable under any Tenant Leases shall be preliminarily allocated as of the Closing Date with Seller entitled to any such percentage rents payable for any period prior to the Closing Date and Purchaser entitled to any such percentage rents payable for any period after the Closing Date. Within one hundred twenty (120) days after the end of the fiscal year for each Tenant Lease, Seller and Purchaser shall reprorate such percentage rents based on the portion of the fiscal year for such Tenant Lease during which the Project was owned by Seller and the portion during which the Project was owned by Purchaser, without regard to when during such fiscal year such percentage rents were payable.

           4. Real estate taxes imposed in respect of the Project for the current year and to the extent unpaid, for prior years shall be prorated as of the Closing Date. Such proration shall be based on the amount of taxes which would be payable, after any applicable discounts, if the taxes are paid at the earliest possible date, regardless of when such taxes are actually paid. If the amount of any such taxes have not been determined as of Closing, such credit shall be based on the most recent ascertainable taxes and shall be reprorated upon issuance of the final tax bill. Seller shall also give Purchaser a credit for any special assessments against the Project which are due and payable prior to Closing.

           5. Utilities and fuel, including, without limitation, steam, water, electricity, gas and oil. The Seller shall cause the meters, if any, for utilities to be read the day on which the Closing Date occurs and to pay the bills rendered on the basis of such readings. If any such meter reading for any utility is not available, then adjustment therefor shall be made on the basis of the most recently issued bills therefor which are based on meter readings no earlier than thirty (30) days prior to the Closing Date; and such adjustment shall be reprorated when the next utility bills are received.

           6. Charges payable under the Service Contracts assigned to Purchaser pursuant to this Agreement and any other common area maintenance expenses.

           7. Charges payable under the REA's, which charges shall be prorated in the same manner as set forth above for the proration of rent under the Tenant Leases.

           8. Seller shall assign to Purchaser the balance in the Project's bank account securing any gift certificates issued by the owner of the Project for use at the Project, and Purchaser shall assume the obligation for all such gift certificates.

           9. Payments due from the owner of the Project for any media fund or merchants' association for the Project.

           10. At the Closing, Seller shall furnish Purchaser with a schedule setting forth and certifying, as of the Closing Date, the unapplied and unreturned portion of any security deposits which have been deposited with Seller or its agents (or with any predecessor in interest to Seller with respect to the Project or such predecessor's agents) by any existing tenants (the "Security Deposits"), and Purchaser shall receive a credit against the Purchase Price in the amount of such Security Deposits, together with all interest, if any, accrued thereon and required to be paid to tenants.

           11. Seller and Purchaser acknowledge that it may be difficult to calculate, as of the day immediately preceding the Closing Date, certain of the adjustments, apportionments and payments to be made pursuant to this Section. Accordingly, Seller and Purchaser hereby agree that any adjustments, apportionments and payments otherwise required to be made as of the Closing Date may to the extent necessary or desirable be estimated by Purchaser and Seller based on the most recent available data, and, as soon as practicable and if necessary from time to time after the Closing Date, additional adjustments, apportionments and payments shall be made to adjust for any differences between the actual apportionment or adjustment and the amount thereof estimated as of the Closing Date. Any errors or omissions in computing apportionments at the Closing shall be corrected promptly after their discovery.

           12. Except for amounts expressly required to be settled by assignment of accounts or deposits pursuant to the above provisions, net prorations and adjustments made pursuant to this Section as of the Closing Date and determined as provided herein shall be settled by credit to or against the Purchase Price at Closing. From time to time after the Closing as further adjustments are made as herein provided, settlement thereon between Seller and Purchaser shall be made in cash.

           13. Notwithstanding anything to the contrary contained herein, a final determination of the amounts owing under this Section shall be made no later than November 30, 1999, and the amounts determined as of such date to be owing settled in cash no later than ten (10) days thereafter. No further adjustments or payments shall be required to be made under this Section thereafter. Any amounts under this Section which are not paid within thirty (30) days after demand shall bear interest at the rate of ten percent (10%) per annum.

     At least five (5) days prior to Closing, Seller shall deliver to Purchaser copies of all information and records necessary to support the prorations hereunder. Purchaser shall give Seller access after Closing to the Project's books and records at reasonable times and upon reasonable notice at the Project or the location where such books and records are kept for the purpose of verifying any reprorations set forth herein.

     E. Expenses. Seller shall pay (1) the cost of the Title Policy (defined below), excluding the cost of any endorsements, (2) the cost of the Survey, (3) any escrow or closing charge by the Title Company, and (4) any transfer taxes, documentary stamps or recording fees; provided, however, Purchaser shall be solely responsible for (a) any such costs incurred in connection with any mortgage or other financing obtained by Purchaser in connection with the Project and (b) the costs of any endorsements. Each party shall be solely responsible for its own legal costs and due diligence expenses.

     F. Leasing Costs. Seller shall either pay prior to Closing or give Purchaser a credit at Closing for the brokerage commissions, tenant improvement expenses and other leasing costs set forth on Exhibit M. Except as set forth on Exhibit O, Purchaser shall be responsible for any brokerage commissions, tenant improvement expenses and other leasing costs in connection with the Tenant Leases.

     G. Parking Deck Repair. Seller covenants and agrees to repair after the Closing the debonded concrete topping slabs on the Project's parking deck in accordance with the scope of work set forth in that certain report, dated August 14, 1998, prepared by Architectural Consultants (the "Repair Work"). In order to secure completion of the Repair Work at Closing, Seller and

Purchaser shall enter into the Post-Closing Escrow Agreement attached hereto as Exhibit P. A portion of the Purchase Price in the amount of $600,000 shall not be disbursed to Purchaser at Closing but instead shall be deposited with the Title Company and held pursuant to the terms of the Post-Closing Escrow Agreement for payment of future costs and expenses incurred with respect to the Repair Work. Any funds remaining in such escrow after completion of the Repair Work in accordance with the terms of the Post-Closing Escrow Agreement shall be paid to Seller. In the event that any additional funds are required to complete the Repair Work, Seller shall promptly pay such additional funds for the Repair Work.

     SECTION 8. WAIVER. Each party hereto may, at any time or times, at its election, waive any of the conditions to its obligations hereunder by a written waiver expressly detailing the extent of such waiver (and no other waiver or alleged waiver by such party shall be effective for any purpose). No such waiver shall reduce the rights or remedies of such party by reason of any breach by the other party or parties of any of its or their obligations hereunder.

     SECTION 9. BROKERS. Each party represents and warrants to the other that it has not hired any brokers or finders in connection with the transactions set forth herein except for LaSalle Partners. Seller shall be obligated to pay any commissions or fees due LaSalle Partners. Each party shall indemnify and hold the other party harmless from all loss and liability (including court costs and reasonable attorneys fees) from breach of the foregoing representation and warranty by the indemnifying party.

     SECTION 10. SURVIVAL; FURTHER INSTRUMENTS. Except as expressly set forth herein, none of the terms and provisions herein shall survive the Closing. Each party will, whenever and as often as it shall be requested so to do by the other, cause to be executed, acknowledged or delivered any and all such further instruments and documents as may be necessary or proper, in the reasonable opinion of the requesting party, in order to carry out the intent and purpose of this Agreement and as is consistent with this Agreement.

     SECTION 11. NO THIRD PARTY BENEFITS. This Agreement is made for the sole benefit of Purchaser and Seller and their respective successors and assigns (subject to the limitation on assignment set forth in Section 13 below), and no other person or persons shall have any right or remedy or other legal interest of any kind under or by reason of this Agreement. Whether or not either party hereto elects to employ any or all the rights, powers or remedies available to it hereunder, such party shall have no obligation or liability of any kind to any third party by reason of this Agreement or by reason of any of such party's actions or omissions pursuant hereto or otherwise in connection with this Agreement or the transactions contemplated hereby.

     SECTION 12. REMEDIES. If Purchaser defaults hereunder and such default is not cured within ten (10) days after written notice thereof from Seller to Purchaser (except for any failure to pay the Purchase Price which shall be a default without any requirement for notice or cure periods), Seller's sole remedy shall be to recover the Earnest Money as liquidated damages. The parties agree that Seller's damages in the event of a default by Purchaser will be difficult to determine and that the Earnest Money is a fair estimate of those damages. If Seller shall default hereunder prior to Closing hereunder and such default is not cured within ten (10) days after written notice thereof from Purchaser to Seller, Purchaser shall be entitled as its sole remedies to terminate this Agreement and obtain a refund of the Earnest Money or to sue for specific performance of this Agreement. Nothing contained in this Section shall be deemed to limit the respective indemnification obligations of Seller and Purchaser for breach of representations, warranties or covenants, or otherwise, after the Closing Date.

     SECTION 13. MISCELLANEOUS. This Agreement (including all Exhibits hereto) contains the entire agreement between the parties respecting the matters herein set forth and supersedes all prior agreements between the parties hereto respecting such matters. The section headings shall not be used in construing this Agreement. This Agreement shall be construed and enforced in accordance with the laws of the state where the Project is located. Purchaser may not assign its rights under this Agreement without the prior written consent of Seller except to an entity controlling Purchaser, controlled by Purchaser or under common control with Purchaser. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. The provisions of this Agreement may not be amended, changed or modified orally, but only by an agreement in writing signed by the party against whom any amendment, change or modification is sought. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which shall constitute a single document when at least one counterpart has been executed and delivered by each party hereto. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law. Time is of the essence with regard to each provision of this Agreement. If the final date of any period provided for herein for the performance of an obligation or for the taking of any action falls on a Saturday, Sunday or banking holiday, then the time of that period shall be deemed extended to the next day which is not a Sunday, Saturday or banking holiday.

Each and every day described herein shall be deemed to end at 5:00 p.m. Central Standard Time.

     SECTION 14. NOTICES. All notices and other communications which either party is required or desires to send to the other shall be in writing and shall be sent by either (a) messenger, (b) nationally recognized overnight courier,
(c) facsimile (provided a copy of any facsimile notice is sent by one of the other means set forth herein), or (d) registered or certified mail, postage prepaid, return receipt requested. Notices and other communications shall be deemed to have been given on the earlier of actual receipt or, in the case of notices which are sent by mail, the third business day after the date so mailed. Notices shall be addressed as follows:


                              (a)  To Seller:

                                   c/o LaSalle Advisors Capital Management, Inc. 200 East Randolph Drive
                                   Chicago, Illinois 60601
                                   Attention: Mr. Sanford M. Villesvik
                                   Facsimile No.: (312) 782-4339

                                   with a copy to:

                                   Hagan & Associates
                                   200 East Randolph Drive
                                   Suite 4322
                                   Chicago, Illinois  60601
                                   Attention:  Mr. R. K. Hagan
                                   Facsimile No.: (312) 228-2994

                              (b)  To Purchaser:

                                   Coastland Center, L.P.
                                   c/o General Growth Properties, Inc.
                                   110 North Wacker Drive
                                   Chicago, Illinois 60606
                                   Attention: Mr. Joel Bayer
                                   Facsimile No.: (312) 960-5475

                                   with a copy to:

                                   Neal, Gerber & Eisenberg
                                   Two North LaSalle Street
                                   21st Floor
                                   Chicago, Illinois  60602
                                   Attention:  Mr. Reuben C. Warshawsky
                                   Facsimile No.: (312) 269-1747


or to such other person and/or address as shall be specified by either party in a notice given to the other pursuant to the provisions of this Paragraph.

     SECTION 15. ATTORNEYS' FEES. In the event either party institutes legal proceedings to enforce its rights hereunder, the prevailing party in such litigation shall be paid all reasonable expenses of the litigation by the losing party, including its attorneys' fees.

     SECTION 16. CONFIDENTIALITY. Seller and Purchaser agree to keep this Agreement confidential and not disclose or make any public announcements with respect to the subject matter hereof without the consent of the other party; provided, however, that nothing herein shall be deemed to limit or impair in any way any party's ability to disclose the details of or information concerning this Agreement, the transactions contemplated under this Agreement or the Project to such party's attorneys, accountants or other advisors or to the extent such party reasonably deems necessary or desirable pursuant to any court or governmental order or applicable securities laws or regulations financial reporting requirements, to obtain the Contract Party Consents, Estoppels or financing for the acquisition of the Project and to assess the Project in connection with Purchaser's due diligence examination (including without limitation contacting tenants and other parties).

     SECTION 17. RADON GAS. RADON GAS IS A NATURALLY OCCURRING GAS THAT, WHEN IT HAS ACCUMULATED IN A BUILDING IN SUFFICIENT QUANTITIES, MAY PRESENT HEALTH RISKS TO PERSONS WHO ARE EXPOSED TO IT OVER TIME. LEVELS OF RADON THAT EXCEED FEDERAL AND STATE GUIDELINES HAVE BEEN FOUND IN BUILDINGS IN FLORIDA. ADDITIONAL INFORMATION REGARDING RADON AND RADON TESTING MAY BE OBTAINED FROM YOUR COUNTY PUBLIC HEALTH UNIT.

     SECTION 18. ENERGY-EFFICIENCY RATING. PURCHASER MAY HAVE THE PROJECT'S ENERGY-EFFICIENCY RATING DETERMINED. ADDITIONAL INFORMATION REGARDING ENERGY EFFICIENCY MAY BE OBTAINED FROM THE FLORIDA DEPARTMENT OF COMMUNITY AFFAIRS.

     SECTION 19.     INDEMNIFICATION

     A. Indemnification by Seller. From and after the Closing, subject to the qualifications, limitations and conditions set forth elsewhere in this Agreement, Seller shall indemnify, defend and hold harmless Purchaser and its shareholders, directors, officers, members, partners, employees, representatives and agents, and their respective successors and assigns (collectively, the "INDEMNIFIED PURCHASER PERSONS") from and against any Losses incurred or suffered by any Indemnified Purchaser Person that results from, relates to or arises out of (i) the breach or inaccuracy of any representation or warranty made by Seller in this Agreement or the closing documents delivered by Seller,
(ii) the breach or non-fulfillment by Seller of any of the covenants or agreements of Seller under this Agreement or the closing documents delivered by Seller, or (iii) claims made by any tenant or REA Party under the Tenant Leases or the REA's, or by any party under those Service Contracts assigned to Purchaser, that relate to any actions or events first occurring, or obligations first accruing, prior to the Closing Date.

     B. Indemnification by Purchaser. From and after the Closing, subject to the qualifications, limitations and conditions set forth elsewhere in this Agreement, Purchaser shall indemnify, defend and hold harmless Seller and its shareholders, directors, officers, members, partners employees and agents, and their respective successors and assigns (collectively the "INDEMNIFIED SELLER PERSONS") from and against any Losses incurred or suffered by any Indemnified Seller Person that results from, relates to or arises out of (i) the breach or inaccuracy of any representation or warranty made by Purchaser in this Agreement or the closing documents delivered by Purchaser, (ii) the breach or non-fulfillment by Purchaser of any of the covenants or agreements of Purchaser under this Agreement or the closing documents delivered by Purchaser, or (iii) claims made by any tenant or REA Party under the Tenant Leases or the REA's, or by any party under those Service Contracts assigned to Purchaser, that relate to any actions or events first occurring, or obligations first accruing, subsequent to the Closing Date.

     C. Indemnification Procedure.

     (1) The indemnified party (the "INDEMNIFIED PARTY") shall give the indemnifying party (the "INDEMNIFYING PARTY") prompt notice of any Losses incurred (or likely to be incurred) by the Indemnified Party with respect to any claim or assertion of claims by a third party ("THIRD PARTY CLAIM") for which indemnification is available hereunder and the Indemnifying Party may (a) prior to the commencement of any proceedings in connection with such Losses, undertake the negotiation of any resolution of the dispute relating to such Losses, including without limitation any settlement or release, or (b) undertake the defense of any proceeding (including any alternative dispute resolution proceeding) regarding such Losses by selecting legal counsel who shall be reasonably acceptable to the Indemnified Party. Each party hereto agrees to give the other party prompt notice of any Losses (or possible Losses) asserted against it which might be Losses for which indemnity could be sought against the other party, but the failure to give such notice shall not release the Indemnifying Party of its obligations under this Section 19, except to the extent of the actual harm suffered thereby.

     (2) In the event the Indemnifying Party fails to timely undertake negotiation of any dispute or defend, contest or otherwise protect against any claim or suit with respect to a Third Party Claim, and to so notify the Indemnified Party, the Indemnified Party may, but will not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof and recover the entire costs thereof from the Indemnifying Party, including reasonable attorneys' and experts' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof; provided, however, that if the Indemnifying Party undertakes negotiation of any dispute and the defense of such matter in accordance with and subject to the above terms of this Section 19, the Indemnified Party shall not be entitled to recover from the Indemnifying Party for its costs incurred thereafter in connection therewith other than the reasonable costs of investigation undertaken by the Indemnified Party and reasonable costs of providing assistance. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the negotiation of any dispute and the defense of the matter subject to indemnification and the Indemnifying Party shall reimburse the Indemnified Party's reasonable costs incurred thereafter in connection with such cooperation and assistance.

     SECTION 20. LIMITATION ON LIABILITY. This Agreement is entered into by LaSalle Advisors Capital Management, Inc., a Maryland corporation, as duly appointed agent and investment manger of the Trustees of LaSalle Fund III and LaSalle Fund IV and on the express condition that any obligation of such Trustees, LaSalle Fund III, LaSalle Fund IV or LaSalle Advisors Capital Management, Inc. or any affiliate shall be enforceable only against, and payable only out of, the property of LaSalle Fund III and LaSalle Fund IV, and neither the Trustees nor any beneficiary, officer or employee of LaSalle Fund III or LaSalle Fund IV or of LaSalle Advisors Capital Management, Inc. or of any affiliate shall be held to any personal liability whatsoever.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                   COASTLAND CENTER JOINT VENTURE

                                   By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                        ROBERT C. SPOERRI, and LYNN C. THURBER,
                                        not personally, but as Trustees under
                                        that certain Declaration of Trust, dated
                                        August 1, 1985, creating LASALLE FUND
                                        III, a Group Trust, acting through its
                                        agent and manager:

                                        LASALLE ADVISORS CAPITAL
                                           MANAGEMENT, INC.

                                        By:____________________________________
                                        Title:_________________________________

                                   By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                        ROBERT C. SPOERRI, and LYNN C. THURBER,
                                        not personally, but as Trustees under
                                        that certain Declaration of Trust, dated
                                        February 1, 1988, creating LASALLE FUND
                                        IV, a Group Trust, acting through its
                                        agent and manager:

                                        LASALLE ADVISORS CAPITAL MANAGEMENT,
                                        INC.

                                        By:____________________________________
                                        Title:_________________________________



                                        COASTLAND CENTER, L.P., a Delaware
                                           limited partnership

                                        By: Coastland Center, Inc., a Delaware
                                              corporation, its general partner


                                        By:____________________________________
                                        Title:_________________________________

                                    EXHIBITS

Exhibit A   -   Legal Description of Land
Exhibit B   -   Real Estate Operating Agreements
Exhibit C   -   Litigation
Exhibit D   -   Service Contracts
Exhibit E   -   Tenant Leases
Exhibit F   -   Deed
Exhibit G   -   Bill of Sale
Exhibit H   -   Assignment of Service Contracts
Exhibit I   -   Assignment of Tenant Leases
Exhibit J   -   Assignment of REA's
Exhibit K   -   Estoppel Certificates for Tenant Leases
Exhibit L   -   JC Penny Estoppel Certificate
Exhibit M   -   Estoppel Certificates for REA's
Exhibit N   -   Form of Opinion of Counsel
Exhibit O   -   Seller's Leasing Expenses
Exhibit P   -   Post-Closing Escrow Agreement

                                   EXHIBIT F


                                      DEED


________________

                                   EXHIBIT G

                                  BILL OF SALE
                                 -------------

     For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, COASTLAND CENTER JOINT VENTURE, an Illinois general partnership (hereinafter called "Seller"), hereby assigns and transfers to COASTLAND CENTER, L.P., a Delaware limited partnership ("Purchaser"), all of Seller's right, title and interest in and to any and all fixtures, machinery, apparatus, equipment and other personal property (the "Personal Property") used in the ownership, operation, repair and maintenance of any of the property described on Exhibit A (the "Project") attached hereto and made a part hereof, including without limitation, all tangible and intangible personal property now or hereafter owned by the Seller and located at and used in connection with the operation of the Project, including, without limitation, (i) all building and construction materials, equipment, appliances and machinery owned by Seller and used in connection with the operation of the Project, (ii) all permits, licenses, certificates and approvals issued in connection with the Project, (iii) Seller's rights to use the name of the Project, (iv) inventories, consumables, desktop computers and peripheral equipment (excluding laptop computers), and data contained in hard drives and diskettes (excluding budgets, appraisals, market studies and other confidential information), (v) logos, trademarks, tradenames and copyrights (excluding the name "LaSalle" or "LaSalle Partners"), and (vi) copies of the Books and Records.

     TO HAVE AND TO HOLD the Personal Property, subject as aforesaid, unto Purchaser, its successors and assigns. Seller, for itself, its successors and assigns, does hereby warrant and will forever defend title to the Personal Property unto Purchaser, its successors and assigns, against the lawful claims of all persons, claiming by, through or under Seller, but not otherwise.

     IN WITNESS WHEREOF, Seller has caused this instrument to be executed as of the ____ day of ___________, 1998.

                               COASTLAND CENTER JOINT VENTURE

                               By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                    ROBERT C. SPOERRI, and LYNN C. THURBER,
                                    not personally, but as Trustees under
                                    that certain Declaration of Trust,
                                    dated August 1, 1985, creating LASALLE
                                    FUND III, a Group Trust, acting through
                                    its agent and manager:

                                    LASALLE ADVISORS CAPITAL MANAGEMENT, INC.


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------


                               By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                    ROBERT C. SPOERRI, and LYNN C. THURBER,
                                    not personally, but as Trustees under
                                    that certain Declaration of Trust,
                                    dated February 1, 1988, creating
                                    LASALLE FUND IV, a Group Trust, acting
                                    through its agent and manager:

                                    LASALLE ADVISORS CAPITAL MANAGEMENT, INC.


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------

                                   EXHIBIT H

                        ASSIGNMENT OF SERVICE CONTRACTS
                        -------------------------------

     THIS ASSIGNMENT dated              , 1998 (the "Assignment"), is entered
into by and between COASTLAND CENTER JOINT VENTURE, an Illinois general partnership (hereinafter called "Assignor"), and COASTLAND CENTER, L.P., a Delaware limited partnership ("Assignee").


                                  WITNESSETH:
                                  -----------

     WHEREAS, Assignor is a party to those certain service contracts set forth in Exhibit A attached hereto (the "Service Contracts") with respect to that certain real property known as Coastland Center in Naples, Florida; and

     WHEREAS, Assignor desires to assign its interest in the Service Contracts to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns, conveys, transfers and sets over to Assignee all of its right, title and interest in and to the Service Contracts.

     2. Assignee hereby assumes all of the Assignor's obligations under the Service Contracts accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     4. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

     5.  This Assignment is executed in connection with that certain Purchase
and Sale Agreement, dated as of      , 1998 (the "Agreement"), by and between
Assignor and Assignee. The rights and obligations of Assignor and Assignee with respect to indemnification, payment and prorations are set forth in the Agreement, and nothing herein contained in this Assignment shall supersede the provisions of the Agreement.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                COASTLAND CENTER JOINT VENTURE


                                By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                     ROBERT C. SPOERRI, and LYNN C. THURBER,
                                     not personally, but as Trustees under
                                     that certain Declaration of Trust,
                                     dated August 1, 1985, creating LASALLE
                                     FUND III, a Group Trust, acting through
                                     its agent and manager:

                                     LASALLE ADVISORS CAPITAL MANAGEMENT, INC.



                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------


                                By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                     ROBERT C. SPOERRI, and LYNN C. THURBER,
                                     not personally, but as Trustees under
                                     that certain Declaration of Trust,
                                     dated February 1, 1988, creating
                                     LASALLE FUND IV, a Group Trust, acting
                                     through its agent and manager:

                                     LASALLE ADVISORS CAPITAL MANAGEMENT, INC.



                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------


                                COASTLAND CENTER, L.P., a Delaware
                                  limited partnership

                                By:  Coastland Center, Inc., a Delaware
                                       corporation, its general partner


                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                   EXHIBIT I

                          ASSIGNMENT OF TENANT LEASES
                         ----------------------------

     THIS ASSIGNMENT dated ______________, 1998 (the "Assignment"), is entered into by and between COASTLAND CENTER JOINT VENTURE, an Illinois general partnership (hereinafter called "Assignor"), and COASTLAND CENTER, L.P., a Delaware limited partnership ("Assignee").


                                  WITNESSETH:
                                  -----------

     WHEREAS, Assignor is the landlord under those certain tenant leases set forth in Exhibit A attached hereto (the "Tenant Leases") with respect to that certain real property known as Coastland Center in Naples, Florida; and

     WHEREAS, Assignor desires to assign its interest in the Tenant Leases to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns, conveys, transfers and sets over to Assignee all of its right, title and interest in and to the Tenant Leases.

     2. Assignee hereby assumes all of the Assignor's obligations under the Tenant Leases accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     4. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

     5. This Assignment is executed in connection with that certain Purchase and Sale Agreement, dated as of ____________, 1998 (the "Agreement"), by and between Assignor and Assignee. The rights and obligations of Assignor and Assignee with respect to indemnification, payment and prorations are set forth in the Agreement, and nothing herein contained in this Assignment shall supersede the provisions of the Agreement.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                               COASTLAND CENTER JOINT VENTURE


                               By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                    ROBERT C. SPOERRI, and LYNN C. THURBER,
                                    not personally, but as Trustees under
                                    that certain Declaration of Trust,
                                    dated August 1, 1985, creating LASALLE
                                    FUND III, a Group Trust, acting through
                                    its agent and manager:

                                    LASALLE ADVISORS CAPITAL MANAGEMENT, INC.


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------


                               By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                    ROBERT C. SPOERRI, and LYNN C. THURBER,
                                    not personally, but as Trustees under
                                    that certain Declaration of Trust,
                                    dated February 1, 1988, creating
                                    LASALLE FUND IV, a Group Trust, acting
                                    through its agent and manager:

                                    LASALLE ADVISORS CAPITAL MANAGEMENT, INC.

                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------


                               COASTLAND CENTER, L.P., a Delaware
                                 limited partnership

                               By:  Coastland Center, Inc., a Delaware
                                      corporation, its general partner


                                    By:
                                       ----------------------------------
                                    Title:
                                          -------------------------------

                                   EXHIBIT J

                  ASSIGNMENT OF RECIPROCAL EASEMENT AGREEMENTS
                  --------------------------------------------

     THIS ASSIGNMENT dated _______________, 1998 (the "Assignment"), is entered into by and between COASTLAND CENTER JOINT VENTURE, an Illinois general partnership (hereinafter called "Assignor"), and COASTLAND CENTER, L.P., a Delaware limited partnership ("Assignee").


     WITNESSETH: WHEREAS, Assignor is party to those certain reciprocal easement agreements set forth in Exhibit A attached hereto (the "REA's") with respect to that certain real property known as Coastland Center in Naples, Florida; and

     WHEREAS, Assignor desires to assign its interest in the REA's to Assignee, and Assignee desires to accept the assignment thereof and assume the obligations of Assignor thereunder;

     NOW, THEREFORE, in consideration of the promises and conditions contained herein, the parties hereby agree as follows:

     1. Effective as of the date hereof, Assignor hereby assigns, conveys, transfers and sets over to Assignee all of its right, title and interest in and to the REA's.

     2. Assignee hereby assumes all of the Assignor's obligations under the REA's accruing after the date hereof.

     3. This Assignment shall be binding on and inure to the benefit of the parties hereto, their heirs, executors, administrators, successors in interest and assigns.

     4. This Assignment may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall be deemed one and the same instrument.

     5. This Assignment is executed in connection with that certain Purchase and Sale Agreement, dated as of ____________,1998 (the "Agreement"), by and between Assignor and Assignee. The rights and obligations of Assignor and Assignee with respect to indemnification, payment and prorations are set forth in the Agreement, and nothing herein contained in this Assignment shall supersede the provisions of the Agreement.

     IN WITNESS WHEREOF, the Assignor and Assignee have executed this Assignment the day and year first above written.

                                COASTLAND CENTER JOINT VENTURE


                                By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                     ROBERT C. SPOERRI, and LYNN C. THURBER,
                                     not personally, but as Trustees under
                                     that certain Declaration of Trust,
                                     dated August 1, 1985, creating LASALLE
                                     FUND III, a Group Trust, acting through
                                     its agent and manager:

                                     LASALLE ADVISORS CAPITAL MANAGEMENT, INC.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                By:  DANIEL W. CUMMINGS, STUART L. SCOTT,
                                     ROBERT C. SPOERRI, and LYNN C. THURBER,
                                     not personally, but as Trustees under
                                     that certain Declaration of Trust,
                                     dated February 1, 1988, creating
                                     LASALLE FUND IV, a Group Trust, acting
                                     through its agent and manager:

                                     LASALLE ADVISORS CAPITAL MANAGEMENT, INC.

                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------


                                COASTLAND CENTER, L.P., a Delaware
                                  limited partnership

                                By:  Coastland Center, Inc., a Delaware
                                       corporation, its general partner


                                     By:
                                        ----------------------------------
                                     Title:
                                           -------------------------------

                                   EXHIBIT K

                          TENANT ESTOPPEL CERTIFICATE
                          ---------------------------

                                   EXHIBIT M

                              ESTOPPEL CERTIFICATE
                              --------------------


To:
   --------------------------
     ------------------------
     ------------------------
     Attention:
               -------------------

Property Address:  Coastland Center
                   Naples, Florida
                   (the "Property")


     The undersigned is a party to the reciprocal easement agreement described in Exhibit A attached hereto for the above-referenced Property (the "REA") and hereby certifies to you as follows:

     (1) The REA has not been modified or amended except as set forth on Exhibit A and is in full force and effect.

     (2) To the undersigned's knowledge, there is no outstanding default under the REA.

     The undersigned has executed this Estoppel Certificate with the knowledge and understanding that ________________, or an affiliate, is acquiring the

Property in reliance on this Estoppel Certificate and that the undersigned will be bound by this Estoppel Certificate.

     Dated this      day of          , 19   .
               ------      ----------    ---

                                           ---------------------------------
                                           By:
                                              ------------------------------
                                              Title:
                                                    ------------------------